EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                              RIVER ASSET SUB, INC.

                  THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST: The name of the corporation is River Asset Sub, Inc. (hereinafter called the "Corporation").

                  SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000) shares, designated Common Stock, of the par value of One Dollar ($1.00) per share.

                  FIFTH:  The name and mailing address of the incorporator is:

         NAME                                ADDRESS
         Gloria M. Skigen                    c/o Battle Fowler LLP
                                             75 East 55th Street
                                             New York, New York  10022

621004.1


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                  SIXTH: The election of directors need not be by written ballot unless the By-laws so provide.

                  SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number represent ing three-fourths in value of the creditors or class of creditors, and/or of the stock holders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a conse quence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stock

621004.1

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

holders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify past and present directors and officers, and may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.


621004.1
                                       -3-

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                  IN WITNESS WHEREOF, I have hereunto set my hand the 23rd day of September, 1997.


                                            /s/ Gloria M. Skigen
                                            -----------------------------------
                                            Gloria M. Skigen, Sole Incorporator
                                            75 East 55th Street
                                            New York, New York 10022

621004.1
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                              FORM OF CERTIFICATE OF MERGER

                                       OF

                              RIVER ASSET SUB, INC.

                                       AND

                          RIVER DISTRIBUTION SUB, INC.



It is hereby certified that:

               1. The constituent business corporations participating in the merger herein certified are:

                    (i) River Asset Sub, Inc., which is incorporated in the State of Delaware ("River Asset Sub"); and

                    (ii) River Distribution Sub, Inc., which is incorporated in the State of Delaware ("River Distribution Sub").

               2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

               3. The name of the surviving corporation in the merger herein certified is River Asset Sub, which will continue its existence as said surviving corporation under the name "RB Asset, Inc." upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

               4. The Amended and Restated Certificate of Incorporation of River Distribution Sub, as now in force and effect, is to be further amended and changed by reason of the merger herein certified by striking out Article FIRST thereof, relating to the name of such corporation, and by substituting in lieu thereof the following article:

                    "FIRST: the name of the corporation is RB Asset, Inc. (hereinafter called the "Corporation").";

and by striking out Article FOURTH thereof, relating to the par value of the capital stock of such corporation, and by substituting in lieu thereof the following article:


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                    "FOURTH: A. The total number of shares of all classes of
          capital stock which the Corporation shall have authority to issue is forty million (40,000,000) shares, of which ten million (10,000,000) shares shall be preferred stock, par value $1.00 per share (the "Preferred Stock"), and thirty million (30,000,000) shares shall be common stock, par value $1.00 per share (the "Common Stock"). The Preferred Stock and the Common Stock are sometimes hereinafter collectively referred to as "Capital Stock."";

and said Amended and Restated Certificate of Incorporation, including, without limitation, the Certificate of Designation, Preferences and Rights of the 15% Noncumulative Perpetual Preferred Stock, Series A, as so amended and changed shall be the Certificate of Incorporation of said surviving corporation until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

               5. The executed agreement and plan of merger between the constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                                645 Fifth Avenue
                            New York, New York 10022

               6. A copy of the aforesaid agreement and plan of merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

               7. The agreement and plan of merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon the filing of this certificate.

Dated: October __, 1997

                                      RIVER ASSET SUB, INC.


                                      By:_____________________________
                                               Its President


Dated: October __, 1997

                                      RIVER DISTRIBUTION SUB, INC.



                                      By:_____________________________
                                               Its President

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